CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A our report dated October 16, 2013, relating to the financial statements of Hatteras PE Intelligence Fund, a series of HCIM Trust, as of September 6, 2013, and to the references to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

COHEN FUND AUDIT SERVICES, LTD.
Cleveland, Ohio
October 16, 2013